Exhibit 23.2

KPMG LLP

Two Financial Center

60 South Street

Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 16, 2026, with respect to the consolidated financial statements of Stoke Therapeutics, Inc. and subsidiary, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 16, 2026